Conformed



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (date of earliest event reported) April 7, 1998


                             Beneficial Corporation
             (Exact name of registrant as specified in its charter)


            Delaware                1-1177             51-0003820
    (State or other jurisdic-    (Commission         (IRS Employer
    tion of incorporation)       File Number)     Identification No.)



    301 North Walnut Street, Wilmington, Delaware           19801
    (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code (302)425-2500


                                    No Change
       (Former name or former address, if changed since last report)





    Item 5.  Other Events.

              The following is the text of a press release of Household International and Beneficial Corporation, issued on April 7, 1998:




               HOUSEHOLD INTERNATIONAL AND BENEFICIAL CORPORATION
                   TO MERGE IN $8.6 BILLION STOCK TRANSACTION
                      -----------------------------------

     Combination Will Create One Of The Leading Consumer Finance Companies
     In U.S.

              PROSPECT HEIGHTS, IL, and WILMINGTON, DE, April 7, 1998 -- Household International (NYSE: HI) and Beneficial Corporation (NYSE: BNL) today announced a definitive merger agreement that will create one of the country's leading consumer finance and credit card companies.

              Under the terms of the agreement, which has been unanimously approved by both companies' boards of directors, Beneficial shareholders will receive 1.0222 shares of Household common stock for each share of Beneficial common stock in a fixed exchange ratio. Based on Household's closing price on Monday, April 6, the transaction is valued at $150 per Beneficial share, or a total of over $8.6 billion. The transaction will be accounted for as a pooling of interests and is expected to be tax free to Beneficial shareholders.

              The companies will have combined pro forma 1997 managed revenues of over $7 billion, a market capitalization of $24 billion, managed receivables of $62 billion and over 30 million customer accounts. The company will continue to be called Household International.

              William F. Aldinger, Household's Chairman and Chief Executive Officer, who will be Chief Executive Officer of the combined company, said, "This is an outstanding and unique opportunity to combine two leaders in consumer lending. Finn Caspersen and his team have built a unique and highly valuable franchise at Beneficial. Together, Household and Beneficial have the financial strength, portfolio balance and expanded market presence that will allow us to provide superior returns for shareholders. Our employees and customers will also benefit from the combination. We expect Beneficial's branch network and strong brand name to benefit from our focus on technology and low cost operations. Furthermore, our combined distribution channels, complementary product capabilities, and thirty million customer relationships should lead to higher receivables and revenue growth."

              Finn M.W. Caspersen, Chairman and Chief Executive Officer of Beneficial, will be Chairman of the combined company. Mr. Caspersen said, "In February, we announced that we would evaluate the full range of alternatives to create significantly enhanced value for Beneficial
 ................................................................................
    shareholders. This transaction delivers on that promise and creates a world class consumer finance company. We couldn't be more pleased with the result -- the combination with Household. Together, we will be among the leading providers of consumer finance, private label and general purpose credit cards. We expect this transaction to reward everyone involved as it creates a stronger competitor with a highly promising future. The management of Household has a proven track record of bringing companies together, and we expect the integration to proceed smoothly, with minimal disruptions for customers."

              The companies expect the transaction to be accretive to Household's earnings beginning in 1999, based on growth opportunities and projected annual cost savings of approximately $450 million, or approximately 42% of Beneficial's 1997 operating expenses. The two companies have cost savings potential in their U.S. branch networks, private label credit cards, and corporate operations. To cover transaction costs, asset writedowns and other related expenses, Household expects to record a one time charge of approximately $1 billion at the closing of the transaction.

              The transaction is subject to regulatory clearance and other customary conditions and the approval of both companies' shareholders. It is expected to be completed in the third quarter of 1998.

              As a result of the merger, Household will have approximately 163 million outstanding common shares, before giving effect to its previously announced three for one stock split effective for shareholders of record on May 14, 1998. Approximately 67% of the combined company shares will be owned by current Household shareholders and 33% by current Beneficial shareholders. It is anticipated that the Board of the combined entity will have 17 members including four previous Beneficial board members. Household and Beneficial have granted each other cross options for 19.9% of the common stock outstanding of the separate entities.

              Beneficial Corporation is a New York Stock Exchange listed financial services holding company. Subsidiaries of the company provide financial services through their various consumer finance, credit card, banking and insurance operations located in the United States, the United Kingdom and Ireland.

              Household International, through its subsidiaries, is a leading provider of consumer finance and credit card products in the United States, Canada and the United Kingdom. HFC, one of Household's core businesses, is the oldest consumer finance company in the United States. Additionally, Household is one of the nation's leading issuers of private label and general purpose credit cards. Its principal card products include the GM Card and the AFL-CIO's Union Privilege card.

              Goldman, Sachs & Co. and Merrill Lynch & Co. served as financial advisors to Beneficial. Morgan Stanley Dean Witter & Co. served as financial advisor to Household.

 ................................................................................
              This press release contains certain estimates and projections regarding each of Household International, Beneficial Corporation and the combined company following the merger, including estimates and projections related to cost savings, enhanced revenues and accretion to illustrate earnings that may be realized from the merger, and certain restructuring charges expected to be incurred in connection with the merger. These estimates and projections constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and certainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks and uncertainties related to execution of the contemplated transaction (including integration activities) and the factors discussed in Household International's and Beneficial's current Forms 10K as filed with the Securities and Exchange Commission, to which reports reference is hereby made.




                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BENEFICIAL CORPORATION
                                            (Registrant)


                                  By /s/ Samuel F. McMillan
                                     Samuel F. McMillan
                                     Senior Vice President
                                       and Treasurer

    Dated:  April 7, 1998